Exhibit 99.3 Merger with April 24, 2025

Transaction highlights: Eastern Bank + HarborOne

Eastern Bank
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Enhances footprint	Financially attractive	Meaningful upside opportunities	Low execution risk	Fortress balance sheet
○ Bolsters Greater Boston density ○ Strengthens footprint south of the city ○ Expands into Rhode Island market	○ Sizable EPS accretion (~16%) ○ Manageable TBVPS dilution (~2.8 year earnback) ○ Results in top quartile profitability	○ Capture greater share of wealth and commercial opportunities ○ Enhance combined mortgage business ○ Opportunity to align deposit strategies	○ In-market transaction ○ Conservative assumptions ○ Experienced acquiror	○ Robust pro forma capital, liquidity and credit reserves ○ Flexibility for future capital deployment

Note: See page 13 for detailed assumptions

2

Overview of Key metrics Company overview ⚫ Founded in 1917 and headquartered in Brockton, MA ~$430mm $5.7bn Market cap Total assets ⚫ Focused on community banking and personalized financial services $4.6bn $4.8bn Total deposits Total loans ⚫ 30 branches across Metro Boston, Southeast Massachusetts and Rhode Island 11.9% 9.2% CET1 TCE/TA ⚫ Ranked top 5 in deposit market share in >50% of markets served Attractive markets¹ ⚫ Deep community engagement and recognized as one of the most Top 5 counties Deposits ($mm) Branches charitable companies in Massachusetts #2 Plymouth, MA $2,495 8 Deposit rank ⚫ HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, Bristol, MA $613 4 provides mortgage lending services throughout New England and $106k other states $461 5 Norfolk, MA Household income $406 Providence, RI 6 66k ⚫ Seasoned management team and Board led by Chairman Michael Businesses Sullivan and CEO Joseph Casey Kent, RI $288 5 Source: FactSet; S&P Global Market Intelligence; Note: Financial data as of March 31, 2025; Market data as of April 23, 2025 ¹ FDIC Summary of Deposits data as of June 30, 2024 3

Transaction bolsters Eastern’s premier Boston area franchise and expands into Rhode Island Solidifies position as largest Boston Scale with top financial performance Dense footprint in attractive markets mid-sized bank by deposits¹ Pro forma metrics Deposits ($bn) in Boston MSA Eastern Bank Concord Corporate HQ Eastern Bank Bank of America $88.8 109 branches in MA and NH Manchester $31.0bn $26.2bn Citizens $58.6 HarborOne Assets Deposits Santander $25.1 Corporate HQ NH HarborOne $24.0 30 branches in MA and RI $20.8 Lowell Salem $17.8 TD Boston MSA MA Providence MSA $14.9 Independent² Boston $5.6 ~$8.5bn >12.5% Cambridge Savings Worcester $5.6 Brookline² Wealth AUM CET1 $5.4 Salem Five M&T $5.3 Middlesex $4.6 Providence JPMorgan Chase $3.9 RI CT ~15.5% Needham $3.9 ~1.40% New Bedford Leader $3.7 Fully-synergized Fully-synergized Newport 2026E ROATCE 2026E ROAA $3.2 New London Inst. for Savings $3.1 Source: S&P Global Market Intelligence; Pro forma figures based on midpoint 80% stock / cash split ¹ Excludes trust banks; Mid-sized bank defined as <$100bn in total assets; Based on FDIC Summary of Deposits data as of June 30, 2024 4 ² Pro forma for pending transactions

Eastern Bank
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Financially compelling

Strong returns

Meaningful EPS accretion with manageable TBV dilution

~16%+
2026E EPS accretion[1]

~18%+
IRR

~7% / ~2.8
TBVPS dilution / earnback (yrs)

~1% / ~1.0
without rate marks

Enhanced profitability

Increased earnings generation and profitability

~3.70%
Net interest margin

~50%
Efficiency ratio[1]

~15.5%
ROATCE[1]

~1.40%
ROAA[1]

Fortress balance sheet

Ample capital and liquidity with flexibility to deleverage HarborOne's balance sheet

>12.5%
CET1

~90%
Loans / deposits

~17%
Cash and securities / assets

~250%
CRE concentration

Source: FactSet; S&P Global Market Intelligence; Note: Financial data as of March 31, 2025; Market data as of April 23, 2025; Pro forma figures based on midpoint 80% stock / cash split
[1] Fully-synergized

5

Enhanced profitability drives top quartile performance

Eastern Bank
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Eastern 2026E consensus
Merger impact
Net interest margin
3.38%
~3.70%
~3.60%
~3.70%
Operating efficiency ratio
54%
~55%
~50%
~52%
Operating ROAA
1.09%
~1.40%
~1.25%
~1.35%
Operating ROATCE
11.7%
~15.5%
~12.5%
~15.3%
1Q'25
Eastern
(Standalone)
2026E
Eastern
(Pro forma)¹
2026E
KRX² top quartile

Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of March 31, 2025; Market data as of April 23, 2025; Pro forma figures based on midpoint 80% stock / cash split

[1] Fully-synergized

[2] Represents the Nasdaq Regional Banking Index

6

Transaction summary and key assumptions

Eastern Bank
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Transaction summary

Consideration and structure	• **Deal price:** HarborOne shareholders elect for each share $12.00 cash or 0.765x Eastern stock (subject to proration) • **Consideration:** 75-85% stock (24-27mm shares issued[1]) • **Deal value:** $490mm[1] (at mid-point cash/stock) • **Pricing:** 1.00x P/TBV | 78% pay-to-trade
Governance	• **Directors:** Joseph Casey and one other director from HarborOne to join Eastern's Board of Directors
Approvals and anticipated closing	• Customary bank regulatory approvals • HarborOne shareholder approval • Expected closing in the fourth quarter of 2025

Key assumptions

Cost savings and merger costs	• **Cost saves:** ~$55mm[2] or ~40% of HarborOne's operating non-interest expenses ○ 75% phase-in during 1H26; 100% thereafter • **One-time merger charges:** ~$65mm[2]
Credit, rate marks and CDI	• **Gross credit mark:** 2.0% of total loans ($104mm[2]) ○ 60% PCD / 40% non-PCD • **Rate mark:** $234mm[2] loan write-down (5 years SL) • **CDI:** 3.00% of core deposits (10 years SYD)
Deleveraging and other	• **Deleveraging:** Sell HarborOne's securities and paydown FHLB, with flexibility to further deleverage over time • **Deposit run-off:** 5% of non-brokered deposits • **Durbin impact:** $6mm P&L impact[2] • **Capital raise:** None

Source: FactSet; S&P Global Market Intelligence; Note: Financial data as of March 31, 2025; Market data as of April 23, 2025
[1] Assumes retirement of HarborOne's unallocated ESOP shares
[2] Represents pre-tax figures

7

Unlocks earnings potential and enhances returns

Eastern Bank
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Transaction results in meaningful EPS accretion post-close

2026E fully-synergized net income, $mm



A
B
C
$335
$39
$36
$44
($14)
$440
Eastern consensus
HarborOne consensus
Loan mark accretion¹
Cost savings²
Other
Pro forma
EPS
$1.71
~16% accretion
$1.98

Confident in ability to deliver on financial targets

(A) Accretion represents current market yields

- Represents sustainable earnings in current rate environment
- New originations at market yields

(B) Cost savings

- ~40% of 2026E HarborOne cash expenses
- In-market footprint; Low execution risk

(C) Other merger impacts

- Amortization of CDI
- Lost interchange fees: $5mm post-tax
- Accretion of non-PCD double count
- Yield on cash: ~3.1% in 2026
- Paydown HarborOne's FHLB borrowings with sale of HarborOne securities

(D) Upside opportunities (not modeled)

- Opportunity to align deposit strategies
- Enhance combined mortgage business
- Capture greater share of wealth and commercial banking opportunities in HarborOne markets

Source: FactSet; S&P Global Market Intelligence; Note: Financial data as of March 31, 2025; Market data as of April 23, 2025; Pro forma figures based on midpoint 80% stock / cash split

[1] De minimis impact from deposit amortization

[2] Represents fully-phased in synergies

8

Comprehensive due diligence and integration plan

Eastern Bank
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Diligence focus areas

Credit	Commercial Banking
Retail Banking	Information Technology
Human Resources	Legal, Risk, BSA and Compliance
Mortgage Banking	Finance, Accounting & Tax

Process and integration timeline

- Due diligence
  - In-depth review of Lending and Credit: Review of approximately 65% of the commercial loan portfolio outstanding, with a focus on the larger credits and CRE
  - Strategic review of branch network combination
  - Operations and Compliance review covering Cyber Security, AML/BSA
  - Thorough analysis of HarborOne Mortgage
- Bank systems integration planned for Q1 2026
  - Lean on extensive acquisition experience to unify operations
  - Proactively reach out to clients and minimize business disruption
- Eastern has a proven track record of integration, having integrated 9 bank acquisitions since 1999

Low integration risk

9

Summary highlights Bolsters Greater Boston density, strengthens footprint south of the city, and expands into Rhode Island market Financially attractive and results in top quartile profitability Meaningful upside opportunities by delivering Eastern’s broader products and services in HarborOne’s markets In-market transaction with conservative assumptions and low execution risk Pro forma balance sheet has robust capital, liquidity and reserves 10

Appendix

Eastern is a seasoned acquiror and delivered on stated financial targets Assets, $bn Announced Executed Restructuring charge $64mm $47mm ✓ $30bn+ $30bn+ $30.7 Cost savings $37mm $37mm ✓ EPS accretion ~55% ~60% ✓ $25.6 Sale of EIG $23.5 $22.6 $21.1 IPO $16.0 Announced Executed Restructuring charge $70mm $54mm ✓ Cost savings $37mm $40mm ✓ EPS accretion 20%+ ~25% ✓ 2020 2021 2022 2023 2024 2025¹ Source: S&P Global Market Intelligence 12 ¹ Projected at close

Key transaction assumptions

Eastern Bank
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Synergies	• ~40% of HarborOne's operating non-interest expense base (~$55mm pre-tax) • 75% phase-in in the first half of 2026 and 100% thereafter
One-time merger charges	• Approximately $65mm pre-tax ($53mm after-tax)
Core deposit intangibles	• 3.00% of all non-time deposits, amortized over 10 years, sum-of-year-digits methodology

Credit mark / CECL reserves	• Gross credit mark equal to 2.0% of total loans ($104mm)
	• 60% of the mark on PCD loans and 40% of the mark on non-PCD loans
	  ◦ Non-PCD mark is accreted back into earnings
	  ◦ PCD mark is not accreted into earnings
	• Day two CECL reserve of 1.0x non-PCD credit mark ($32mm after-tax); fully reflected in pro forma capital at closing

Purchase accounting marks (Pre-tax)	• <$1mm pre-tax HTM securities write-down, not accreted due to sale of securities • $234mm pre-tax net loan write-down, accreted over 5 years, straight-line methodology • $4mm pre-tax real estate write-down • $1mm pre-tax deposits write-down, amortized over 1 year • <$1mm pre-tax borrowings write-down, not amortized due to paydown of FHLB advances
Balance sheet deleveraging	• Planned sale of HarborOne's securities (AFS + HTM) of $285mm with proceeds used to paydown HarborOne's FHLB borrowings
Other adjustments	• HarborOne Durbin dis-synergy of $6mm pre-tax annually

Source: FactSet; S&P Global Market Intelligence

13

Summary of fair value marks Impact to equity $mm Carrying value Fair value Pre-tax After-tax Amortization term Assets Total investment securities $285 $285 ($0) ($0) –¹ Net loans 4,772 4,538 (234) (181) 5 years Real-estate – – (4) (3) – Total ($238) ($185) Liabilities Deposits $4,619 $4,618 $1 $1 1 year Borrowings 400 399 0 0 –¹ Total $1 $1 Total impact to equity ($237) ($184) Accumulated other comprehensive income ($46) –¹ ¹ Plan to sell HarborOne securities portfolio and pay down FHLB advances at close 14

Purchase accounting summary

Eastern Bank
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Tangible book value per share impact

	$ millions	Shares (mm)	$ per share
Eastern			
Standalone tangible book value (estimated at close)	**$2,700**	**209.8**	**$12.87**
Pro forma			
Standalone Eastern tangible book value at close	$2,700	209.8	
(+) Estimated standalone HarborOne tangible book value at close	532		
(–) Reversal of HarborOne equity capital and intangibles	(532)		
(+) Common equity issued as consideration	391	25.2[3]	
(–) Goodwill and other intangibles created[1]	(203)		
(–) After-tax restructuring expenses	(53)		
(–) CECL double count on non-PCD loans[2]	(32)		
(=) Pro forma Eastern tangible book value at close	**$2,803**	**235.0**	**$11.92**
$ accretion to Eastern			**($0.95)**
% accretion to Eastern			**(7.3%)**

Source: S&P Global Market Intelligence
[1] Based on expectations and assumptions as of announcement date; subject to change at transaction closing
[2] Based on $42mm pre-tax reserve allocated to non-PCD loans (40%)
[3] Midpoint of cash / stock split

15

Pro forma loans 1-4 family Other consumer C&I CRE Multifamily C&D 3% 3% 4% 8% 13% 14% 22% 24% 31% $18.2bn $4.8bn $23.0bn¹ 9% 8% 25% 28% 39% 4% 27% 24% 13% Yield on loans: 5.29% Yield on loans: 5.07% Yield on loans: 5.40%² Note: Financial data as of March 31, 2025; Figures may not total to 100% due to rounding ¹ Excludes purchase accounting adjustments 16 ² Includes loan accretion income

Pro forma deposits Noninterest-bearing Interest-bearing checking Money market Savings Time 15% 15% 18% 29% 26% 32% 7% 8% 10% $20.8bn $4.6bn $25.4bn¹ 19% 26% 27% 21% 20% 27% Cost of deposits: 1.48% Cost of deposits: 2.48% Cost of deposits: 1.62%² Note: Financial data as of March 31, 2025; Figures may not total to 100% due to rounding ¹ Excludes purchase accounting adjustments 17 ² Includes deposit mark amortization

Forward-looking statements Caution Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements. Factors relating to the proposed transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Eastern or HarborOne may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement its integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the transactions; the inability to implement onboarding or transition plans and other consequences associated with the merger; continued pressures and uncertainties within the banking industry and Eastern and HarborOne’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues. These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC's website at www.sec.gov and on their respective corporate websites at investor.easternbank.com and harboronebancorp.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this presentation, Eastern and HarborOne claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this presentation. 18

Additional information No Offer or Solicitation This presentation is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company or HarborOne, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Additional Information and Where to Find It In connection with the proposed merger transaction, the Company intends to file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of HarborOne and a Prospectus of the Company (the “proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND HARBORONE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive proxy statement/prospectus, as well as other filings containing information about the Company and HarborOne, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company’s Investor Relations via email at a.hersom@easternbank.com or by telephone at (860) 707-4432, or to HarborOne Investor Relations via email at SFinocchio@HarborOne.com or by telephone at (508) 895-1180. Participants in the Solicitation HarborOne and certain of its directors and executive may be deemed to be participants in the solicitation of proxies from the shareholders of HarborOne in connection with the proposed transaction under the rules of the SEC. Information regarding HarborOne’s directors and executive officers is available in its definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2025, its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 6, 2025, and other documents filed by HarborOne with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, will be included in the proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph. 19

GOOD INVESTS. GOOD ADVISES. GOOD LENDS. GOOD HELPS FEED HUNGRY KIDS. GOOD FUELS THE HUNGRY STARTUP. GOOD HELPS KIDS LEARN TO PAINT. AND DANCE. AND REALIZE HOW SPECIAL THEY ARE. GOOD BUILDS PLAYGROUNDS. AND REBUILDS LIVES. GOOD INSURES. GOOD ENDURES. GOOD FIGHTS DISCRIMINATION. GOOD STANDS UP FOR EQUAL OPPORTUNITY. GOOD INNOVATES. GOOD EDUCATES. GOOD ADVOCATES. GOOD HELPS PEOPLE BEAT ADDICTIONS. GOOD PAYS CLOSE ATTENTION. GOOD PAYS IT FORWARD. 20